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                                                                       EXHIBIT 8



                                February 4, 2003



      Kinder Morgan Energy Partners, L.P.
      One Allen Center, Suite 1000
      500 Dallas Street
      Houston, Texas  77002

      Ladies and Gentlemen:

      We have acted as counsel to Kinder Morgan Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, in connection with the proposed offering by the Partnership from time to time of up to an aggregate amount of $2,000,000,000 of the Partnership's common units representing limited partnership interests (the "Units") and debt securities, whether senior or subordinated (collectively, the "Debt Securities"). The Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Units and the Debt Securities. The Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-54616 relating to previously registered and as yet unsold securities.

      We have examined originals or copies of the Registration Statement and such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of Kinder Morgan G.P., Inc., the general partner of the Partnership, Kinder Morgan Management, LLC, the delegate of Kinder Morgan G.P., Inc., and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, the due execution and delivery of all documents by the parties thereto and the truthfulness of all statements of fact contained therein.

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      Kinder Morgan Energy Partners, L.P.
      February 4, 2003
      Page 2


      Based on the foregoing, all statements of legal conclusions in the Registration Statement under the caption "Material Tax Considerations," unless otherwise noted, constitute our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

      We hereby consent to the filing of this opinion with the Commission as
      Exhibit 8 to the Registration Statement and to the references to our firm under the heading "Material Tax Considerations" in the prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.


                                             Very truly yours,

                                             /s/ BRACEWELL & PATTERSON, L.L.P.

                                             Bracewell & Patterson, L.L.P.